Exhibit 99.2

OMEGA HEALTHCARE INVESTORS, INC.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 22, 2009, Omega Healthcare Investors, Inc. (the “Company”) acquired certain subsidiaries of CapitalSource Inc. (“CapitalSource”) owning 40 long-term care facilities (Closing 1) and acquired a purchase option to acquire entities owning an additional 63 facilities.   The Company expects to acquire other subsidiaries of CapitalSource owning 40 additional facilities during on or about April 1, 2010 (Closing 2) pursuant to an existing securities purchase agreement. The Company intends to account for the acquisition in accordance with guidance for business combinations and is currently in the process of analyzing the fair value of the acquired properties and the related in-place leases, but is awaiting additional information to complete the process. Accordingly, the purchase price allocations are preliminary and subject to change.

The following unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company and the  combined statements of revenues and certain expenses of the Healthcare Real Estate Carve-out of CapitalSource Inc.: Closings I & II (the “Carve-out Financial Information”) included as Exhibit 99.1 to the accompanying Form 8-K/A.  The unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 and condensed consolidated statements of operations for the nine-months ended September 30, 2009 and for the year-ended December 31, 2008 give effect to Closing 1 and Closing 2 and the related financings and debt assumption as if each of these transactions had occurred on September 30, 2009 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2008 for the unaudited pro forma condensed consolidated statements of operations.

The information included in the “Company Historical” column of the unaudited pro forma condensed consolidated balance sheet and statement of operations as of and for the nine-months ended September 30, 2009 is derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended September 30, 2009.  The information included in the “Company Historical” column of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2008 is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2008.  The information included in the “Closing 1 Acquisition Properties Historical” and the “Closing 2 Acquisition Properties Historical” columns of the following unaudited pro forma condensed consolidated statements of operations is derived from the Carve-Out Financial Information.

The unaudited pro forma adjustments are prepared for informational purposes only and are based on available information and certain assumptions that the Company believes are appropriate.  The unaudited pro forma condensed consolidated financial statements do not purport to represent the Company’s financial position or the results of operations that would have actually occurred assuming such transactions along with their related financing transactions had been completed as set forth above nor do they purport to represent the Company’s financial position or results of operations of the Company as of any future date or for any future period.  All pro forma adjustments are based on preliminary estimates and assumptions and are subject to revision upon completion of the purchase price allocations in connection with Closing 1 and Closing 2.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the Company’s Form 10-Q for the quarterly period ended September 30, 2009, and the Carve-out Financial Information included in Exhibit 99.1 to the accompanying Form 8-K/A.

Omega Pro Forma Financial Statements
Unaudited Pro Forma Balance Sheet
CapitalSource Transaction

	As of September 30, 2009 ($ in thousands)

	Company Historical	Closing 1 Acquisition Properties Historical		Company Pro Forma after Closing 1 Acquisition	Closing 2 Acquisition Properties Historical		Company Pro Forma after Closing 1 & 2 Acquisition
	a	b			m
ASSETS
Real estate properties
Land and buildings at cost	$1,385,625	$269,392	c	$1,655,017	$281,131	n	$1,936,148
Less accumulated depreciation	(284,782)	-		(284,782)	-		(284,782)
Real estate properties - net	1,100,843	269,392		1,370,235	281,131		1,651,366
Mortgage notes receivable - net	100,531	-		100,531	-		100,531
	1,201,374	269,392		1,470,766	281,131		1,751,897
Other investments - net	29,440	-		29,440	-		29,440
	1,230,814	269,392		1,500,206	281,131		1,781,337
Assets held for sale - net	887	-		887	-		887
Total investments	1,231,701	269,392		1,501,093	281,131		1,782,224

Cash and cash equivalents	646	4,520	d	5,166	-		5,166
Restricted cash	6,678	2,619	e	9,297	2,170	o	11,467
Accounts receivable - net	81,274	-		81,274	-		81,274
Other assets	12,145	27,580	f,g	39,725	-		39,725
Operating assets for owned properties	3,949	-		3,949	-		3,949
Total assets	$1,336,393	$304,111		$1,640,504	$283,301		$1,923,805

LIABILITIES AND STOCKHOLDERS' EQUITY
Revolving line of credit	$9,000	88,359	g,h,s	97,359	68,034	p,s	165,393
Unsecured borrowings	485,000	-		485,000	-		485,000
Premium/Discount on unsecured borrowings (net)	(315)	-		(315)	-		(315)
Other long-term borrowings	-	59,354	i	59,354	214,147	q	273,501
New Term Loan	-	100,000	j	100,000	-		100,000
Accrued expenses and other liabilities	27,106	7,398	k	34,504	2,170	r	36,674
Accrued income tax liabilities	-	-		-	-		-
Operating liabilities for owned properties	1,449	-		1,449	-		1,449
Total liabilities	522,240	255,111		777,351	284,351		1,061,702

Stockholders' equity:
Preferred stock	108,488	-		108,488	-		108,488
Common stock	8,490	271	l	8,761	-		8,761
Additional paid-in capital	1,095,578	50,290	l	1,145,868	-		1,145,868
Cumulative net earnings	506,149	(1,561)	s	504,588	(1,050)	s	503,538
Cumulative dividends paid	(904,552)	-		(904,552)	-		(904,552)
Total stockholders' equity	814,153	49,000		863,153	(1,050)		862,103
Total liabilities and stockholders' equity	$1,336,393	$304,111		$1,640,504	$283,301		$1,923,805

Omega Pro Forma Financial Statements
Unaudited Pro Forma Balance Sheet Adjustments
CapitalSource Transaction

Balance Sheet Pro Forma Adjustments:

a	Reflects the Company's historical balance sheet for the period ended September 30, 2009.

b
The aggregate consideration for the entities owning the 40 facilities acquired at Closing 1 and the purchase options to acquire an additional 63 facilities was approximately $294.1 million and consists of the following:

$ in millions

Preliminary estimated fair value of land, building and FF&E	$269.4
Payment of deposit for purchase option	25.0
Adjustment to the closing consideration for assumed prepaid and accrued rents paid or in arrears as of December 22, 2009	(0.3)
Total Consideration paid at closing	$294.1

Funding of Consideration:
Assumption of 6.8% debt	$59.4
Issuance of new term loan	100.0
Issuance of shares of common stock	50.6
Funds drawn from the Company's revolving credit facility	84.1
Total Funding of consideration at Closing 1	$294.1

c
Reflects the acquisition of entities owning 40 facilities from CapitalSource Inc. (Closing 1), which closed on December 22, 2009.  The aggregate consideration for the entities owning the 40 facilities acquired at Closing 1 was approximately $269.4 million, offset by $0.3 million in adjustments relating to prepaid and accrued rent as of December 22, 2009.  The Company intends to account for the acquisition in accordance with guidance for business combinations and is currently in the process of analyzing the fair value of the acquired properties and the related in-place leases.  The Company estimates that the value of the above and below market lease intangibles approximates one another and as a result no value has been assigned to in-place leases and no adjustment has been reflected for the amortization of the acquired lease intangibles.  The purchase price allocations are preliminary and subject to change.  Our preliminary allocation of the purchase price is as follows:

$ in millions

Land	$20.5
Building and FF&E	248.9
Total	$269.4

d	Reflects cash received from CapitalSource that relates to escrow deposits held for several leases.

e	Reflects cash received from CapitalSource that relates to liquidity deposits held for leases.

f	Reflects a $25.0 million payment for an option to purchase entities owning 63 additional facilities.

g
Reflects deferred finance costs of $2.6 million associated with issuing the $100.0 million term loan.  The Company assumed that the deferred finance costs were paid with funds from the Company's revolving credit facility.

h
Reflects $84.1 million of funds from the Company's revolving credit facility used to fund the purchase price for Closing 1. At September 30, 2009, borrowings under the credit facility bear interest at a variable rate of LIBOR plus 400 basis points, with a LIBOR floor of 2%, and currently bears interest at approximately 6.0%.

i
Reflects approximately $59.4 million in debt assumed as part of Closing 1.  The assumed debt bears interest at a weighted average of 6.8% and matures in December 2011 and has a one year extension right.  The Company intends to account for the acquisition in accordance with guidance for business combinations and is currently in the process of analyzing the fair value of the assumed debt.  The Company has currently estimated that the carrying amount of the assumed debt approximates fair value based on current borrowings rates of similar instruments and therefore, no adjustment has been reflected to the carrying value of the assumed debt. The purchase price allocations are preliminary and subject to change.

j
Reflects the $100 million term loan that was issued on December 20, 2009, which matures on December 31, 2014 and bears interest at LIBOR plus 550 basis points with a LIBOR floor of 1%.  The proceeds of the term loan were used to fund the purchase price paid at Closing 1.

k
Reflects the liabilities associated with escrow and liquidity deposits noted above in footnotes (d) and (e) in the amount of approximately $7.1 million and  adjustment to the closing consideration for assumed prepaid and accrued rents paid or in arrears as of December 22, 2009 of approximately $0.3 million.

l	Reflects the value of the approximately 2.7 million shares of common stock issued as part of the consideration for Closing 1 at the closing stock price of $18.62.

m	The aggregate consideration for the entities owning the additional 40 facilities to be acquired at Closing 2 is estimated to be approximately $270.4 million, to consist of the following:

$ in millions

Preliminary estimated fair value of land, building and FF&E	$281.1
Estimated market adjustment for assumed HUD debt	(10.7)
Total Consideration paid at closing	$270.4

Funding of Consideration:
Assumption of 9.0% subordinated debt	$20.0
Assumption of 6.41% HUD debt	53.8
Assumption of 4.85% HUD debt	129.6
Funds drawn from the Company's revolving credit facility	67.0
Total Funding of consideration at Closing 2	$270.4

n
Reflects the pending acquisition of entities owning an additional 40 facilities from CapitalSource Inc. (Closing 2), which is expected to be completed on or about April 1, 2010.  The aggregate consideration for the additional 40 facilities is estimated to be $270.4 million. The Company intends to account for the acquisition in accordance with guidance for business combinations and is currently in the process of analyzing the fair value of the acquired properties and the related in-place leases.  The Company estimates that the value of the above and below market lease intangibles approximates one another and as a result no value has been assigned to in-place leases and no adjustment has been reflected for the amortization of the acquired lease intangibles.  The purchase price allocations are preliminary and subject to change.  Our preliminary allocation of the purchase price to real estate assets is as follows:

$ in millions

Land	$34.3
Building and FF&E	246.8
Total	$281.1

o	Reflects the estimated liquidity deposits held by CapitalSource for several leases that are expected to be transferred to the Company as part of Closing 2 during the second quarter of 2010.

p	Reflects $67.0 million of funds used from the Company's revolving credit facility for Closing 2.

q
Reflects debt that the Company expects to assume as part of Closing 2.  The $203.4 million in assumed debt includes:  $20.0 million in 9% subordinated debt that matures in December 2021, $53.8 million in Housing and Urban Development ("HUD") Mortgage debt at a weighted average of 6.41% that matures between January 2036 and May 2040, and $129.6 million of new HUD debt at 4.85% that matures in 2039.  The Company intends to account for the acquisition in accordance with guidance for business combinations and is currently in the process of analyzing the fair value of the assumed debt.  The Company estimates that the current fair market value of the $53.8 million HUD debt at current market rates is approximately $64.5 million.  No other adjustments have been made regarding fair market value adjustments for any of the other assumed debt as the Company has estimated that the carrying amount of such debt approximates fair value based on current borrowing rates of similar instruments.  The purchase price allocations are preliminary and subject to change.  Closing 2 is expected to occur on or about April 1, 2010.

r	Reflects the liabilities associated with liquidity deposits noted above in footnote (o).

s
Reflects the Company's estimate of acquisition related costs associated with Closing 1 and Closing 2.  The Company assumed that the costs were paid with funds drawn from the Company's revolving credit facility.

Omega Pro Forma Financial Statements
Unaudited Pro Forma Statement of Operations
CapitalSource Transaction

	For the Year-end December 31, 2008 ($ in thousands, except per share data)
	Company Historical	Closing 1 Acquisition Properties Historical	Closing 1 Acquisition Properties Pro Forma Adjustments		Company Pro Forma after Closing 1 Acquisition	Closing 2 Acquisition Properties Historical	Closing 2 Acquisition Properties Pro Forma Adjustments		Company Pro Forma after Closing 1 & 2 Acquisition
	a	b				c
Revenues
Rental income	$155,765	$30,280	$(97)	d	$185,948	$29,187	$968	d	$216,103
Mortgage interest income	9,562	-	-		9,562	-	-		9,562
Other investment income - net	2,031	-	-		2,031	-	-		2,031
Miscellaneous	2,234	-	-		2,234	-	-		2,234
Nursing home revenues of owned and operated assets	24,170	-	-		24,170	-	-		24,170
Total operating revenues	193,762	30,280	(97)		223,945	29,187	968		254,100

Expenses
Depreciation and amortization	39,890	10,516	1,816	e	52,222	9,492	2,740	e	64,454
General and administrative	11,701	2,372	(1,822)	f	12,251	2,394	(1,744)	f	12,901
Provisions for impairment on real estate properties	5,584	-	-		5,584	-	-		5,584
Provisions for uncollectible mortgages, notes and accounts receivable	4,248	-	-		4,248	-	-		4,248
Nursing home revenues and expenses of owned and operated assets	27,601	-	-		27,601	-	-		27,601
Total operating expenses	89,024	12,888	(6)		101,906	11,886	996		114,788

Income before other income and expense	104,738	17,392	(91)		122,039	17,301	(28)		139,312
Other income (expense):
Interest and other investment income	240	-	-		240	-	-		240
Interest	(37,745)	(4,929)	(10,909)	g	(53,583)	(9,413)	(5,365)	g	(68,361)
Interest - amortization of deferred financing costs	(2,001)	-	(516)	h	(2,517)	-	-		(2,517)
Interest - refinancing costs	-	-	-		-	-	-		-
Litigation settlements	526	-	-		526	-	-		526
Total other (expense) income	(38,980)	(4,929)	(11,425)		(55,334)	(9,413)	(5,365)		(70,112)

Income before gain on assets sold	65,758	12,463	(11,516)		66,705	7,888	(5,393)		69,200
Gain (loss) on assets sold - net	11,861	-	-		11,861	-	-		11,861
Income from continuing operations before income taxes	77,619	12,463	(11,516)		78,566	7,888	(5,393)		81,061
Income taxes	72	-	-		72	-	-		72
Income from continuing operations	77,691	12,463	(11,516)		78,638	7,888	(5,393)		81,133
Discontinued operations	446	-	-		446	-	-		446
Net income	78,137	12,463	(11,516)		79,084	7,888	(5,393)		81,579
Preferred stock dividends	(9,714)	-	-		(9,714)	-	-		(9,714)
Series C preferred stock conversion charges	2,128	-	-		2,128	-	-		2,128
Net income available to common	$70,551	$12,463	$(11,516)		$71,498	$7,888	$(5,393)		$73,993

Income per common share:
Basic:
Income from continuing operations	$0.93				$0.91				$0.94
Net income	$0.94				$0.92				$0.95
Diluted:
Income from continuing operations	$0.93				$0.91				$0.94
Net income	$0.94				$0.92				$0.95

Dividends declared and paid per common share	$1.19				$1.19				$1.19

Weighted-average shares outstanding, basic	75,127	-	2,714	i	77,841	-	-		77,841
Weighted-average shares outstanding, diluted	75,213	-	2,714	i	77,927	-	-		77,927

Omega Pro Forma Financial Statements
Unaudited Pro Forma Statement of Operations
CapitalSource Transaction

For the Nine Months Ended September 30, 2009 ($ in thousands, except per share data)
Company Historical	Closing 1 Acquisition Properties Historical	Closing 1 Acquisition Properties Pro Forma Adjustments	Company Pro Forma after Closing 1 Acquisition	Closing 2 Acquisition Properties Historical	Closing 2 Acquisition Properties Pro Forma Adjustments	Company Pro Forma after Closing 1 & 2 Acquisition
a	b	c
Revenues
Rental income	$123,626	$22,665	$(28)	d	$146,263	$21,854	$762	d	$168,879
Mortgage interest income	8,686	-	-	8,686	-	-	8,686
Other investment income - net	1,844	-	-	1,844	-	-	1,844
Miscellaneous	364	-	-	364	-	-	364
Nursing home revenues of owned and operated assets	13,545	-	-	13,545	-	-	13,545
Total operating revenues	148,065	22,665	(28)	170,702	21,854	762	193,318

Expenses
Depreciation and amortization	33,014	7,791	1,458	e	42,263	7,120	2,054	e	51,437
General and administrative	8,920	2,042	(1,630)	f	9,332	1,757	(1,270)	f	9,819
Provisions for impairment on real estate properties	159	-	-	159	-	-	159
Provisions for uncollectible mortgages, notes and accounts receivable	-	-	-	-	-	-	-
Nursing home revenues and expenses of owned and operated assets	15,750	-	-	15,750	-	-	15,750
Total operating expenses	57,843	9,833	(172)	67,504	8,877	784	77,165

Income before other income and expense	90,222	12,832	144	103,198	12,977	(22)	116,153
Other income (expense):
Interest and other investment income	19	-	-	19	-	-	19
Interest	(26,656)	(3,026)	(8,852)	g	(38,534)	(3,984)	(7,099)	g	(49,617)
Interest - amortization of deferred financing costs	(2,216)	-	(387)	h	(2,603)	-	-	(2,603)
Interest - refinancing costs	-	-	-	-	-	-	-
Litigation settlements	4,527	-	-	4,527	-	-	4,527
Total other (expense) income	(24,326)	(3,026)	(9,239)	(36,591)	(3,984)	(7,099)	(47,674)

Income before gain on assets sold	65,896	9,806	(9,095)	66,607	8,993	(7,121)	68,479
Gain (loss) on assets sold - net	(24)	-	-	(24)	-	-	(24)
Income from continuing operations before income taxes	65,872	9,806	(9,095)	66,583	8,993	(7,121)	68,455
Income taxes	-	-	-	-	-	-	-
Income from continuing operations	65,872	9,806	(9,095)	66,583	8,993	(7,121)	68,455
Discontinued operations	-	-	-	-
Net income	65,872	9,806	(9,095)	66,583	8,993	(7,121)	68,455
Preferred stock dividends	(6,814)	-	-	(6,814)	-	-	(6,814)
Series C preferred stock conversion charges	-	-	-	-	-	-	-
Net income available to common	$59,058	$9,806	$(9,095)	$59,769	$8,993	$(7,121)	$61,641

Income per common share:
Basic:
Income from continuing operations	$0.71	$0.70	$0.72
Net income	$0.71	$0.70	$0.72
Diluted:
Income from continuing operations	$0.71	$0.70	$0.72
Net income	$0.71	$0.70	$0.72

Dividends declared and paid per common share	$0.90	$0.90	$0.90

Weighted-average shares outstanding, basic	82,903	-	2,714	i	85,617	85,617
Weighted-average shares outstanding, diluted	83,004	-	2,714	i	85,718	85,718

Omega Pro Forma Financial Statements
Unaudited Pro Forma Statement of Operation Adjustments
CapitalSource Transaction

Statement of Operations Pro Forma Adjustments:

a	Reflects the Company's historical statements of operation for the year-ended December 31, 2008 and for the nine months ended September 30, 2009.

b
Reflects the historical financial results of operations for the 40 facilities acquired from CapitalSource Inc. (Closing 1) on December 22, 2009 for the year-end December 31, 2008 and the nine months ended September 30, 2009.  The aggregate consideration for the 40 facilities was approximately $269.4 million.  The Company intends to account for the acquisition in accordance with guidance for business combinations and is currently in the process of analyzing the fair value of the acquired properties and the related in-place leases.  The Company estimates that the value of the above and below market lease intangibles approximates one another and as a result no value has been assigned to in-place leases and no adjustment has been reflected for the amortization of the acquired lease intangibles.  The purchase price allocations are preliminary and subject to change.

c
Reflects the historical financial results of operations for an additional 40 facilities to be acquired from CapitalSource Inc. (Closing 2), which the Company expects to acquire during the second quarter of 2010, for the year-end December 31, 2008 and the nine months ended September 30, 2009.  The aggregate consideration for the additional 40 facilities to be acquired at Closing 2 is estimated to be $270.4 million.  The Company intends to account for the acquisition in accordance with guidance for business combinations and is currently in the process of analyzing the fair value of the acquired properties and the related in-place leases.  The Company estimates that the value of the above and below market lease intangibles approximates one another and as a result no value has been assigned to in-place leases and no adjustment has been reflected for the amortization of the acquired lease intangibles.  The purchase price allocations are preliminary and subject to change.

d	Reflects increased straight-line rents as if the lease start dates were January 1, 2008.

	$ in thousands

	Year-end December 31, 2008	Nine-months Ended September 30, 2009

Closing 1, 40 Facilities acquired on December 22, 2009:

Rental income recorded by CapitalSource	$30,280	$22,665
Revenue income assuming the acquisition occurred on January 1, 2008	30,183	22,637
Pro Forma adjustment to rental income	$(97)	$(28)

Closing 2, 40 Facilities expected to be acquired in early 2010:

Rental income recorded by CapitalSource	$29,187	$21,854
Revenue income assuming the acquisition occurred on January 1, 2008	30,155	22,616
Pro Forma adjustment to rental income	$968	$762

e
Reflects an adjustment to depreciation and amortization as if the facilities were purchased on January 1, 2008.  The estimate is based on our preliminary estimate of the purchase price allocation for the 40 facilities acquired at Closing 1 on December 22, 2009 and the 40 additional facilities that are expected to be acquired on or about April 1, 2010.  The aggregate consideration for the facilities that we acquired on December 22, 2009 was approximately $269.4 million and the aggregate consideration for the additional facilities that we expect to acquire during at Closing 2 is expected to be approximately $270.4 million. The Company intends to account for both of these acquisitions in accordance with guidance for business combinations and is currently in the process of analyzing the fair value of these facilities and the related in-place leases.  The Company estimates that the value of the above and below market lease intangibles approximates one another and as a result no value has been assigned to in-place leases and no adjustment has been reflected for the amortization of the acquired lease intangibles.  The purchase price allocations are preliminary and subject to change.

	$ in thousands

	Year-end December 31, 2008	Nine-months Ended September 30, 2009

Closing 1, 40 Facilities acquired on December 22, 2009:
Depreciation & amortization recorded by CapitalSource	$10,516	$7,791
Depreciation & amortization assuming the acquisition occurred on January 1, 2008	12,332	9,249
Pro Forma adjustment to depreciation & amortization	$1,816	$1,458

Closing 2, 40 Facilities expected to be acquired in early 2010:
Depreciation & amortization recorded by CapitalSource	$9,492	$7,120
Depreciation & amortization assuming the acquisition occurred on January 1, 2008	12,232	9,174
Pro Forma adjustment to depreciation & amortization	$2,740	$2,054

f	Reflects the estimated reduction in general and administrative costs relating to allocations of corporate costs of CapitalSource that are not recurring direct cost of the acquired facilities.

g	Represents interest expense on the assumed debt, issuance of a new term loan and use of the Company's revolving credit facility.

	$ in thousands

	Year-end December 31, 2008	Nine-months Ended September 30, 2009

Closing 1, 40 Facilities acquired on December 22, 2009:
Interest Expense Recorded by CapitalSource	$(4,929)	$(3,026)
Interest expense assuming the acquisition occurred on January 1, 2008	(15,838)	(11,878)
Pro Forma adjustment to interest expense	$(10,909)	$(8,852)

Closing 2, 40 Facilities expected to be acquired in early 2010:
Interest Expense Recorded by CapitalSource	$(9,413)	$(3,984)
Interest expense assuming the acquisition occurred on January 1, 2008	(14,778)	(11,083)
Pro Forma adjustment to interest expense	$(5,365)	$(7,099)

h	Represents amortization of deferred financing costs associated with issuing the new term loan and the cost incurred to transfer the HUD debt from CapitalSource to the Company.

$ in thousands

	Year-end December 31, 2008	Nine-months ended September 30, 2009

Closing 1, 40 Facilities acquired on December 22, 2009:
Interest Expense Recorded by CapitalSource	$-	$-
Interest expense assuming the acquisition occurred on January 1, 2008	(516)	(387)
Pro Forma adjustment to interest expense	$(516)	$(387)

Closing 2, 40 Facilities expected to be acquired in early 2010:
Interest Expense Recorded by CapitalSource	$-	$-
Interest expense assuming the acquisition occurred on January 1, 2008	-	-
Pro Forma adjustment to interest expense	$-	$-

i	Represents the number of shares issued to acquire the entities in Closing 1.